EXHIBIT 23.1 - CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the use in this Current Report on Form 8-K of Core Materials Corporation of our report dated September 30, 1996 on the financial statements of the Columbus Plastics Operation (an operating unit of Navistar International Transportation Corp.) as of October 31, 1995 and 1994 and for each of the three years in the period ended October 31, 1995, appearing in the registration statement on Form S-4 (No. 333-15809) of Core Materials Corporation, which is incorporated by reference into this Form 8-K.





DELOITTE & TOUCHE LLP
Chicago, Illinois
January 14, 1997